                         NOTICE OF GUARANTEED DELIVERY

                                WITH RESPECT TO
                           10% SENIOR NOTES DUE 2005
                                       OF

                               EXIDE CORPORATION

  Registered holders of outstanding 10% Senior Notes due 2005 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 10% Senior Notes due 2005, which have been registered under the Securities Act of 1933, as amended (the "New Notes") and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and a Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
         ON OCTOBER 26, 1995, UNLESS EXTENDED (THE "EXPIRATION DATE").


                 The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK

 By Mail, Overnight Courier or By Hand:              By Facsimile:
          The Bank of New York                       (For Eligible
         Reorganization Section                    Institutions Only)
           101 Barclay Street                        (212) 571-3080

                (7 East)
           New York, NY 10286                    Confirm by Telephone:
        Attention: Enrique Lopez                     (212) 815-2742
                                                Attention: Enrique Lopez

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

  The undersigned hereby tenders the Old Notes listed below:

 CERTIFICATE NUMBER(S) (IF KNOWN) OF
             OLD NOTES OR             AGGREGATE PRINCIPAL AGGREGATE PRINCIPAL
        ACCOUNT NUMBER AT DTC         AMOUNT REPRESENTED    AMOUNT TENDERED
- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------

                            PLEASE SIGN AND COMPLETE

 Signatures of Registered Holder(s)       Date: ________________________, 1995
 or


                                          Address: ___________________________
 Authorized Signature: ______________     ------------------------------------
 ------------------------------------

 ------------------------------------     Area Code and Telephone No. ________

 Name(s) of Registered Holder(s): ___
 ------------------------------------
 ------------------------------------
 ------------------------------------



   This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

 Name(s): _____________________________________________________________________
 -----------------------------------------------------------------------------

 Capacity: ____________________________________________________________________

 Address(es): _________________________________________________________________
 -----------------------------------------------------------------------------
 -----------------------------------------------------------------------------



                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office, branch, agency or correspondent in the United States guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

 Name of Firm: ______________________     ------------------------------------

                                                  Authorized Signature
 Address: ___________________________     Name: ______________________________

 ------------------------------------
                                          Title: _____________________________


 Area Code and Telephone No.: _______
                                          Date: ________________________, 1995


  DO NOT SEND OLD NOTES WITH THIS FORM, ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

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

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

  1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

  2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

  If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes or signed as the name of the participant shown on DTC's security position listing.

  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

  3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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